UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2023

FATHOM DIGITAL MANUFACTURING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39994	40-0023833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Walnut Ridge Drive

Hartland, WI 53029

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (262) 367-8254

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FATH	NYSE
Warrants to purchase Class A common stock	FATH.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

er next two years Expanded mid-volume production of existing program $1.7 million in 2021; expect $4-$8 million in 2022 orders Prototype with mid-volume production follow-on $4.5 million over three-month period New cross-sell of sheet metal low-volume production $450k in 2021; expect over $1.5 million in 2022 orders Prototype & low-volume production Global healthcare company Global semiconductor company Disruptive electric vehicle manufacturer Global leader in mobile robotics 1 2 3 4 5 6 Global leader in gas measurement instruments and technologies Leading subsea technology company $550K production order Expansion to higher volume production of existing program New Strategic Accounts Existing Strategic Accounts

Statement (preliminary unaudited) Repor

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year..

On July 11, 2023, the stockholders of Fathom Digital Manufacturing Corporation (“Fathom” or the “Company”) voted at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to approve, among other things, an amendment to the Company’s Certificate of Incorporation (the “Charter”) to amend and restate Article Six to provide for the elimination or limitation of monetary liability of specified senior officers of the Company for breach of the duty of care, consistent with the recent amendment to Section 102(b)(7) of the Delaware General Corporation Law (the “Exculpation Amendment”).

The Exculpation Amendment to the Charter took effect upon the filing of a Certificate of Amendment to the Company’s Charter with the Secretary of State of the State of Delaware on July 11, 2023 (the “Certificate of Amendment”).

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, included as Exhibit 3.1 to this Form 8-K, which is incorporated herein by reference.

At the Annual Meeting, stockholders also voted to approve an amendment to the Company’s Charter to provide the Company’s Board of Directors (the “Board”) with discretion to effect a reverse stock split of the Company’s Class A and Class B common stock. The Board now has the authority to decide, in its sole discretion, without further action by the stockholders, (i) whether to effect a reverse stock split within twelve months of the Annual Meeting date, (ii) the specific timing of effectiveness of the reverse stock split and (iii) the exact ratio of the reverse stock split and authorized share reduction within the ratio range of not less than 1-for-5 and not more than 1-for-50. If the Board determines to effect a reverse stock split as a means of curing the Company’s previously disclosed noncompliance with the New York Stock Exchange’s (“NYSE”) minimum price criteria, the Company expects that the action would be taken prior to September 29, 2023, six months from the date of the NYSE’s March 29, 2023 notice to the Company of its noncompliance. The Company will communicate to the public, prior to the effective date, additional details regarding the reverse stock split, the authorized share reduction and reverse stock split amendment, including the final ratio selected.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting was held on July 11, 2023, pursuant to the Company’s notice and definitive proxy statement filed with the Securities and Exchange Commission on May 25, 2023. Descriptions of each of the proposals voted upon at the Annual Meeting are contained in the definitive proxy statement. At the close of business on May 12, 2023, the record date for stockholders entitled to vote at the Annual Meeting, the Company had 136,383,124 shares of common stock issued and outstanding. The holders of a total of 108,652,792 shares of common stock were present at the Annual Meeting, either in person or by proxy, which total constituted a quorum for purposes of the Annual Meeting.

The following is a summary of the proposals voted on at the Annual Meeting, including the number of votes cast for and against, and the number of abstentions and broker non-votes, with respect to each proposal.

	Shares Voted For	Shares Voted Against	Withheld	Broker Non-Votes
Election of Class I Directors
Dr. Caralynn Nowinski Collens	94,899,094	N/A	829,076	12,924,622
Adam DeWitt	94,382,697	N/A	1,345,473	12,924,622
Ryan Martin	94,876,523	N/A	851,647	12,924,622

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Ratification of Appointment of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm	108,426,370	140,739	85,683	0
Approval of Amendment to the Company’s Charter to Reflect New Delaware Law Provisions Regarding Senior Officer Exculpation	94,427,282	1,245,756	55,132	12,924,622
Approval of Amendment to the Company’s Charter to provide the Board with discretion to effect a reverse stock split of the Company’s Class A and Class B Common Stock	108,160,569	459,573	32,650	0

Item 9.01.	Financial Statement and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1*	Certificate of Amendment to the Certificate of Incorporation of Fathom Digital Manufacturing Corporation to reflect new Delaware law provisions regarding officer exculpation
104	Cover Page Interactive Data FIle (formatted as inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FATHOM DIGITAL MANUFACTURING CORPORATION

By:	/s/ Mark Frost
Name:	Mark Frost
Title:	Chief Financial Officer

Date: July 13, 2023